UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): February 18, 2003

Overture Services, Inc.

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-26365 (Commission File Number)	95-4652060 (I.R.S. Employer Identification Number)

74 North Pasadena Avenue, 3rd Floor
Pasadena, California 91103
(Address of principal executive offices) (Zip Code)

Telephone: (626) 685-5600
(Registrant’s telephone number, including area code)

ITEM 5. OTHER EVENTS
SIGNATURES

ITEM 5. OTHER EVENTS

     On February 18, 2003, Overture Services, Inc. (“Overture”), and AltaVista Company, a majority-owned operating company of CMGI, Inc. (“AltaVista”), announced that they had signed a definitive agreement under which Overture will acquire AltaVista’s business for approximately $140 million in cash and stock. Overture and AltaVista reported today that, under the terms of their agreement, Overture will pay AltaVista in Overture common stock valued at approximately $80 million (provided that Overture will not be required to issue more than 4,274,670 shares or less than 3,001,364 shares), plus $60 million in cash, and will assume certain of AltaVista’s liabilities. Overture has agreed to file a registration statement for the resale of the shares of Overture common stock to be issued to AltaVista, subject to certain contractual restrictions. The transaction, which is subject to customary approvals and certain other conditions, is currently expected to close in April 2003.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 21, 2003	Overture Services, Inc.

By: /s/ TODD TAPPIN

Todd Tappin Chief Financial Officer